UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          The information included in this Current Report on Form 8-K is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.

          On May 4, 2005, PG&E Corporation issued the press release attached hereto as Exhibit 99.1 announcing its financial results and the financial results of its subsidiary, Pacific Gas and Electric Company (Utility), for the quarter ended March 31, 2005.  Additional supplemental information relating to PG&E Corporation’s and the Utility’s financial results is attached as Exhibit 99.2.  This additional supplemental financial information also will be posted on the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.  Much of this information is derived from the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 to be filed by PG&E Corporation and the Utility with the Securities and Exchange Commission and should be read in conjunction with such Quarterly Report on Form 10-Q.

          PG&E Corporation presents results and guidance on an “earnings from operations” basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management’s judgment, are not reflective of the normal course of operations.

          The attached exhibits contain forward-looking statements regarding 2005 and 2006 guidance for earnings per common share from operations for PG&E Corporation and estimates of the Utility’s rate base for 2005 and 2006 that are necessarily subject to various risks and uncertainties.  Actual results could differ materially from those contemplated by the forward-looking statements.  These statements are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns an authorized return on equity of 11.22 percent, that the second series of energy recovery bonds is issued in November 2005, and that the Utility makes certain capital expenditures.  In addition to the risk that these assumptions prove to be inaccurate, some of the factors that could cause actual results to differ materially include:

  The timing and resolution of the pending appeals of the California Public Utilities Commission’s (CPUC) approval of the settlement agreement entered into on December 19, 2003 by PG&E Corporation, the Utility, and the CPUC to resolve the Utility’s Chapter 11 proceeding, or the Settlement Agreement, and the bankruptcy court’s confirmation of the Utility’s plan of reorganization,

  Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;

  The level and volatility of wholesale electricity and natural gas prices and supplies, the Utility’s ability to manage and respond to the levels and volatility successfully and the extent to which the Utility is able to timely recover increased costs related to such volatility;

  The operation of the Utility’s Diablo Canyon nuclear power plant which exposes the Utility to potentially significant environmental costs and capital expenditure outlays;

  The impact of current and future ratemaking actions of the CPUC, including the risk of material differences between forecasted costs used to determine rates and actual costs incurred;

  Whether the assumptions and forecasts underlying the Utility’s CPUC-approved long-term electricity procurement plan prove to be accurate, the terms and conditions of the generation or procurement commitments the Utility enters into in connection with its plan, the extent to which the Utility is able to recover the costs it incurs in connection with these commitments, and the extent to which a failure to perform by any of the counterparties to the Utility’s electricity purchase contracts or the California Department of Water Resources’ contracts allocated to the Utility’s customers affects the Utility’s ability to meet its obligations or to recover its costs;

  The extent to which the CPUC or the Federal Energy Regulatory Commission delays or denies recovery of the Utility’s costs, including electricity purchase costs, from customers due to a regulatory determination that such costs were not reasonable or prudent or for other reasons, resulting in write-offs of regulatory balancing accounts;

  How the CPUC administers the capital structure, stand‑alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor‑owned electric utilities;

  The impact of future legislative or regulatory actions or policies;

  Increased competition;

  The outcome of pending litigation; and

  Other factors discussed in PG&E Corporation's SEC reports.

Item 7.01 Regulation FD Disclosure

          The additional supplemental information included in Exhibit 99.2 is incorporated by reference in response to this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following exhibits are being furnished, and are not deemed to be filed:

Exhibit 99.1     PG&E Corporation Press Release Dated May 4, 2005

Exhibit 99.2     Additional Supplemental Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President, Chief Financial Officer and Controller

PACIFIC GAS AND ELECTRIC COMPANY

By:	DINYAR B. MISTRY
Dinyar B. Mistry Vice President and Controller

Dated:  May 4, 2005

EXHIBIT INDEX

No.	Description of Exhibit

99.1	PG&E Corporation Press Release Dated May 4, 2005

99.2	Additional Supplemental Financial Information